                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
  [_] Preliminary Proxy Statement
  [_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [X] Definitive Additional Materials
  [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                     NABI
     ---------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

     ---------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

  5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  1)Amount previously paid: __________________________________________________

  2)Form, Schedule or Registration Statement no.: ____________________________

  3)Filing Party: ____________________________________________________________

  4)Date Filed: ______________________________________________________________

                                     LOGO

                     5800 PARK OF COMMERCE BOULEVARD, N.W.
                           BOCA RATON, FLORIDA 33487

                              ------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 23, 1997

                              ------------------

  The Annual Meeting of Stockholders of NABI will be held on Friday, May 23, 1997 at 10:00 o'clock in the forenoon, Boca Raton Time, in the St. Thomas Room, Embassy Suites Hotel, 661 N.W. 53rd Street, Boca Raton, Florida, for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to increase the number of shares of Common Stock available under the 1990 Equity Incentive Plan by 2,500,000 shares.

     3. To consider and act upon a proposal to amend the 1990 Equity Incentive Plan by limiting the number of shares of Common Stock available for issuance to any participant in any calendar year to 250,000 shares.

     4. To consider and act upon such other business and matters or proposals as may properly come before said Annual Meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on April 10, 1997 as the record date for determining the stockholders having the right to receive notice of and to vote at said Annual Meeting.

                                      By Order of the Board of Directors


                                       Constantine Alexander
                                             Secretary

Boca Raton, Florida
April 22, 1997

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE.

                                     LOGO

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 1997

  This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of NABI ("Nabi" or the "Company") of Proxies for use at the Annual Meeting of Stockholders of the Company to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, May 23, 1997 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect a Board of Directors to serve for the ensuing year and to amend the Company's 1990 Equity Incentive Plan.

  If a stockholder specifies in the Proxy accompanying this Proxy Statement (the "Proxy") how it is to be voted, it will be voted in accordance with such specification, but any Proxy which is signed and returned and which does not specify how it is to be voted will be voted "for" the election of the nominees for directors named herein and the two amendments to the 1990 Equity Incentive Plan. Any stockholder giving a Proxy in the accompanying form retains the power to revoke it at any time before it is exercised by delivering a written revocation to the Secretary of the Company, by executing and returning to the Company a proxy bearing a later date or by attending the Annual Meeting and voting his or her shares in person. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the stockholder's Proxy unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

  The Company's principal executive offices are located at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487. The Company mailed this Proxy Statement and the Proxy on or about April 22, 1997 to its stockholders of record at the close of business on April 10, 1997.

               ANNUAL REPORT AND INDEPENDENT PUBLIC ACCOUNTANTS

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, including financial statements and the report of Price Waterhouse LLP thereon, is being mailed herewith to each of the Company's stockholders of record at the close of business on April 10, 1997. Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  It has been the practice of the Company's Board of Directors at its first meeting following the annual meeting of stockholders to approve independent certified public accountants for the ensuing year.

                               VOTING SECURITIES

  The holders of record of shares of Common Stock of the Company at the close of business on April 10, 1997 may vote at the Annual Meeting. On that date, there were outstanding and entitled to vote 34,730,616 shares of Common Stock. Each stockholder has one vote at the Annual Meeting for each share of Common Stock held of record on said date. As long as a quorum (a majority of issued and outstanding shares of Common Stock) is present at the Annual Meeting, the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat, and approval of each of the two amendments to the 1990 Equity Incentive Plan will require the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast on the matter. Votes may be cast in favor of the election of the nominees for director or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Abstentions and broker non-votes will have the effect of a vote against each of the two amendments to the 1990 Equity Incentive Plan.

                                    ITEM I
                             ELECTION OF DIRECTORS

  The Company's By-laws provide that the Board of Directors shall consist of neither less than three nor more than 15 directors, the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors for the ensuing year at nine. In the event that any of the nominees becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected. The By-laws provide that, within the limits above specified, the number of directors may at any time be increased or decreased by the vote of the Board. No decrease in the number of directors, however, will affect the term of any director then in office. Nevertheless, it is possible that, under circumstances deemed appropriate by the Board of Directors, such action may be taken at any time during the ensuing year.

  Each of the following directors has been nominated for reelection at the Annual Meeting.

  PAUL W. BOGIKES, age 85, has been a director of Nabi since 1987. He has been active since 1977 in the operations of Medical Implements Company, a company owned by him that supplies blood-related reagents, components and fractions. For more than 40 years, Mr. Bogikes has been involved in businesses relating to human and animal blood, including establishing plasma collection operations.

  JOHN C. CARLISLE, age 50, has served as Executive Vice President and Chief Operating Officer since March 1994 and was elected a director in August 1995. Mr. Carlisle joined Nabi in January 1994; previously, he was President and Chief Executive Officer of Premier BioResources, Inc. from August 1989 until it was acquired by Nabi in January 1994. From June 1981 to August 1989 he served as Director of Plasma Supply for Alpha Therapeutic Corporation (formerly Abbott Scientific Products) ("Alpha").

  DAVID L. CASTALDI, age 57, has been a director of Nabi since July 1994. Mr. Castaldi is currently acting as a consultant to and an investor in medical device and life science companies. He was one of the founders of BioSurface Technology, Inc., and served as its President and Chief Executive Officer and as a director from March 1987 until it was acquired by Genzyme Corporation in December 1994. From 1971 to 1987, Mr. Castaldi was employed by Baxter Travenol Laboratories, Inc. where he served, from 1977 to 1987, as President of the Hyland Therapeutics Division, a worldwide manufacturer and marketer of therapeutic biological pharmaceuticals. Mr. Castaldi also serves on the Board of Directors of Ergo Science Corp.

  JOSEPH C. COOK, JR., age 55, has been a director of Nabi since November 1995. Previously, he had been a director of Univax Biologics, Inc. ("Univax") from September 1994 until its merger into NABI in November 1995. Mr. Cook is a founder of Life Sciences Advisors, Inc., a senior level management consulting firm organized in 1994. Since January 1994, Mr. Cook also has been President of Cambrian Associates, Inc., a management consulting firm. In addition, since November 1994, Mr. Cook has served as a director and Chairman of the Executive Committee of Amylin Pharmaceuticals, Inc. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly and Co. ("Lilly"), a pharmaceutical company, in 1993. Mr. Cook had been Group Vice President at Lilly since 1992 and, prior to that time, had held various other management positions at Lilly. Mr. Cook also serves on the Board of Directors of Dura Pharmaceuticals, Inc. and Personnel Management, Inc.

  BRIAN H. DOVEY, age 55, has been a director of Nabi since November 1995. Prior to November 1995, he had been a director of Univax since February 1991 and Chairman of the Board of Directors of Univax since October 1991. Mr. Dovey has been a general partner of Domain Associates, a venture capital investment firm, since 1988. From 1986 to 1988, Mr. Dovey was President of Rorer Group, Inc., a pharmaceutical company. Mr. Dovey also serves on the Board of Directors of Creative Biomolecules, Inc., Vivus, Inc., Connective Therapeutics, Inc. and Geron Corporation.

  GEORGE W. EBRIGHT, age 59, has been a director of Nabi since November 1995. Previously, he had been a director of Univax since May 1992. Until December 1994, Mr. Ebright was Chairman of the Board of Cytogen Corporation ("Cytogen"), a biopharmaceutical company, which he joined in February 1989 as President, Chief Executive Officer and director. For 26 years prior to joining Cytogen, Mr. Ebright held various management positions at SmithKline Beecham Corporation, including President and Chief Operating Officer from 1987 to 1989. Mr. Ebright also serves on the Board of Directors of The West Company and Arrow International.

  DAVID J. GURY, age 58, has served as Nabi's Chairman of the Board, President and Chief Executive Officer since April 3, 1992. Previously, since May 21, 1984, he was Nabi's President and Chief Operating Officer. He has been a director of Nabi since 1984. From July 1977 until his employment by Nabi, Mr. Gury was employed by Alpha as Director of Plasma Procurement (through October
1980), General Manager, Plasma Operations (through October 1981) and Vice President, Plasma Supply (through May 1984). In these capacities, Mr. Gury had executive responsibilities for plasma procurement and operation of plasmapheresis centers.

  RICHARD A. HARVEY, JR., age 47, has been a director of Nabi since 1992. He has been President of Stonebridge Associates, LLC ("Stonebridge"), a Boston investment banking firm, since January 1996, and was President of BNY Associates, Incorporated ("BNYA"), Stonebridge's predecessor-in-interest, from November 1991 to January 1996. Previously, from April 1988 to November 1991, he was a Managing Director of BNYA, and from April 1980 to April 1988 he was a Senior Vice President of Shearson Lehman Brothers.

  DAVID A. THOMPSON, age 55, has been a director of Nabi since 1990. Mr. Thompson has been Chairman of the Board and Chief Executive Officer of Diagnostic Marketing Strategies, a management consulting company which he founded, since March 1996. In June 1995, Mr. Thompson retired as Senior Vice President of Abbott Laboratories ("Abbott") and as President of its Diagnostics Division, positions he had held since August 1983. Prior to that time he served in various capacities at Abbott and its Ross Laboratories Division, including Vice President of Personnel, Vice President of the Materials Management Division, Vice President of Operations and Director of Manufacturing and Engineering. Mr. Thompson serves on the Board of Directors of Hycor Biomedical Incorporated and NeoPath Incorporated and on the Technical Advisory Board of Frazier & Company, L.P.

CERTAIN INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company, which held six meetings in 1996, has formed the following committees:

  The Compensation Committee, consisting of Messrs. Thompson, Harvey and Ebright, which administers the Company's bonus plans, determines the compensation of the Company's Chief Executive Officer and other executive officers and advises the Board of Directors on compensation matters generally, to the extent the Board requests its advice. The Compensation Committee met twice in 1996.

  The Stock Option Committee, consisting of Messrs. Thompson and Ebright, which administers the Company's equity incentive plans. The Stock Option Committee was formed in November 1996, and did not meet during the year ended December 31, 1996.

  The Audit Committee, consisting of Messrs. Bogikes, Castaldi and Cook, which makes recommendations to the Board of Directors with regard to the selection of the Company's independent auditors, reviews the Company's financial statements and the results of the independent audit, including the adequacy of internal controls, and oversees or conducts special investigations or other functions on behalf of the Board of Directors. The Audit Committee met once in 1996.

  Each director of the Company attended more than 75% of all meetings of the Board and of each committee of which he was a member during 1996.

  Each non-employee director receives an annual fee of $10,000, and a fee of $300 for each meeting of the Board or any committee thereof attended by the director, unless the director participated in any such meeting by conference telephone, in which case the fee is $100. Each non-employee director, pursuant to the Company's Stock Plan for Non-Employee Directors, may elect to receive his annual fee in shares of the Company's Common Stock in lieu of cash. Each non-employee director also receives a stock option covering 5,000 shares of the Company's Common Stock on the date of the annual meeting of stockholders at which (or other event by which) he initially is elected to serve in office, and a stock option covering 2,000 shares of the Company's Common Stock on the date of each subsequent annual meeting of stockholders at which he is elected to continue in office. No directors' fees are paid to directors for attendance at committee meetings which are scheduled in connection with meetings of the Board of Directors. Directors also are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

  There are no family relationships among any of the directors or executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  David J. Gury, President, Chief Executive Officer and Chairman of the Board of the Company, filed a report on Form 5 with the Securities and Exchange Commission on March 21, 1997 reflecting four transactions. Alfred J. Fernandez, Senior Vice President and Chief Financial Officer of the Company, filed a report on Form 5 with the Securities and Exchange Commission on March 12, 1997 reflecting one transaction.

                               ITEMS II AND III
               PROPOSALS TO AMEND THE 1990 EQUITY INCENTIVE PLAN

  The 1990 Equity Incentive Plan, as amended to date (the "1990 Plan"), was adopted by the stockholders of the Company in July 1990 and provides for the award of up to 4,245,000 shares of Common Stock in the form of incentive stock options ("ISOs"), non-qualified stock options, restricted stock, stock appreciation rights, performance shares or stock units (each, an "Award"). To date, the Company has only awarded ISOs, non-qualified stock options and restricted stock under the 1990 Plan. The Company has not awarded, and presently does not intend to award, stock appreciation rights, performance shares or stock units under the 1990 Plan.

  On March 6, 1997, the Board of Directors approved an amendment to the 1990 Plan, subject to stockholder approval, increasing the maximum number of shares of Common Stock which may be issued under the Plan by 2,500,000 shares to a total of 6,745,000 shares of Common Stock. As of April 10, 1997, 174,788 shares of Common Stock remain available for Awards under the 1990 Plan. The Board believes that the amendment increasing the shares available under the 1990 Plan is a necessary factor in allowing the Company to attract and retain those highly competent individuals upon whose judgment, initiative and leadership the Company's continuing success in large measure depends.

  Also on March 6, 1997, the Board of Directors approved an amendment to the 1990 Plan, subject to stockholder approval, limiting the number of shares of Common Stock available for issuance to any participant in any calendar year to 250,000 shares. Section 162(m) of the Internal Revenue Code (the "Code") generally disallows a tax deduction to companies subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, for compensation exceeding $1,000,000 paid either to the corporation's chief executive officer or to any of the four highest compensated executive officers other than the chief executive officer. Qualifying performance-based compensation is not subject to the deduction limit. A stock option granted under the 1990 Plan (whether or not it is an ISO) will be excluded from the deduction limit provided that (i) the exercise price of the option is equal to the fair market value of the Company's shares subject to the option on the date of grant, and (ii) certain other eligibility requirements relating to (among other things) the composition of the Committee and stockholder approval of the 1990 Plan are met. In order for options and certain other types of Awards under the 1990 Plan to comply with such eligibility requirements, the 1990 Plan must state the maximum number of shares with respect to which options or other Awards may be granted during a specified period to any participant. Under the transition rules applicable to Section 162(m), the Company had not been required to amend the 1990 Plan to comply with the above-stated "maximum share" requirement until the 1997 Annual Meeting of Stockholders.

  The following is a summary of the material provisions of the 1990 Plan.

  The 1990 Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"), whose members are ineligible to participate in the 1990 Plan. The Committee determines those employees and consultants (including directors who are employees or consultants) who receive Awards and the size and type of Awards. The Committee has authority to adopt, alter and repeal rules and guidelines governing the 1990 Plan, interpret provisions of the 1990 Plan and decide all disputes arising in connection with the 1990 Plan.

  Options. The Committee may award ISOs and non-qualified stock options (collectively, the "Options") and determine the number of shares to be covered by each Option, the Option price therefor, the term of the Option, when an Option becomes exercisable, and other conditions and limitations applicable to the exercise of the Option. As required by the Code, the Option price per share of Common Stock underlying an ISO cannot be less than 100% of the fair market value of the Common Stock on the date of grant (or 110%, in the case of a greater-than-10% stockholder). The 1990 Plan provides that the exercise price per share of Common Stock purchasable under a non-qualified stock option will be determined by the Committee, and may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant, provided that it not be less than 85% of the fair market value on the date of grant. Options may be exercisable for not more than 10 years after the date the Option is granted. The Committee may at any time accelerate the exercisability of all or any portion of any Option.

  For federal income tax purposes, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of an ISO. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an ISO. However, if the aggregate fair market value (determined at the time the Option is granted) of the Common Stock covered by ISOs which are exercisable for the first time by an individual in a calendar year exceeds $100,000, the amount of the excess will not be treated as shares acquired through exercise of an ISO.

  If shares acquired upon the exercise of an ISO are not disposed of within the two-year period following the date the ISO is granted and within the one-year period following the date the shares are transferred to the optionee pursuant to exercise of the ISO, the difference between the amount realized on any disposition thereafter and the Option price will be treated as long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of either of the requisite holding periods, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the Option exercise price or (ii) the actual gain realized on disposition will be deemed to be compensation to the optionee and will be taxed at ordinary income tax rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from the income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition over the fair market value of the shares at the time of exercise will be treated as capital gain.

  "Alternative minimum taxable income" in excess of a taxpayer's exemption amount is subject to the alternative minimum tax, which is imposed at rates of 26% to 28% on individuals and is payable to the extent it exceeds the regular income tax. The excess of the fair market value on the date of exercise over the Option price of shares acquired on exercise of ISOs generally constitutes an item of alternative minimum taxable income for the purpose of the alternative minimum tax. The payment of any alternative minimum tax resulting therefrom will not increase the optionee's basis in the shares acquired for regular income tax purposes.

  Under the Code, a person who is granted a non-qualified stock option will not have taxable income at the date of grant; however, an optionee who thereafter exercises such an option will be deemed to have received compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price. The optionee's basis for such shares will be increased by the amount which is deemed compensation income. For the year in which a non-qualified stock option is exercised, the Company will be entitled to a deduction in the same amount as the optionee is required to include in his or her income, provided the Company satisfies applicable reporting requirements with respect to such income in a timely manner. When the optionee disposes of such shares, he or she will recognize capital gain or loss.

  Restricted Stock. An Award of restricted stock ("Restricted Stock") entitles the participant to acquire shares of Common Stock for a purchase price equal to or greater than par value, subject to such conditions and restrictions, including a right of the Company, during a specified period or periods, to repurchase such shares at their original purchase price (or to require forfeiture of such shares) upon the participant's termination of employment. Subject to the provisions of the 1990 Plan, the Committee may award shares of Restricted Stock and determine the cash purchase price or other consideration therefor, the duration of the restricted period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company, and the other terms and conditions of such Awards. The Committee may modify or waive the restrictions with respect to any Restricted Stock. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. A participant has all the rights of a stockholder with respect to his or her Restricted Stock including voting and dividend rights, subject to any applicable restrictions on transfer and Company repurchase or forfeiture rights, and subject to any other conditions contained in the Award.

  A recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Common Stock at the time the Common Stock is no longer subject to forfeiture, less any amount paid for such stock. However, a recipient who makes an election under Section 83(b) of the Code within 30 days of the date of issuance of the Restricted Stock will realize ordinary income on the date of issuance equal to the fair market value of the shares of Restricted Stock at that time (measured as if the shares were unrestricted and could be sold immediately), less any amount paid for such stock. If the election is made, no taxable income will be recognized when the shares subject to such election are no longer subject to forfeiture. If the shares subject to such election are forfeited, the recipient will not be entitled to any deduction, refund or loss for tax purposes with respect to amounts previously included in income with respect to the shares. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of the shares begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b) of the Code).

  General. The Committee determines whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a participant to defer all or any portion of a payment under the 1990 Plan, including the crediting of interest on deferred amounts denominated in Common Stock. Such a deferral may have no effect for purposes of determining the timing of taxation of payments. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an ISO to a non-qualified stock option, if the participant consents to such action or the Committee determines that the action would not materially and adversely affect the participant. Awards may not be made under the 1990 Plan after May 7, 2000, but outstanding Awards may extend beyond such date. If Item III of the attached Notice is approved by the Company's stockholders, no employee shall be eligible to receive in excess of 250,000 shares of Common Stock underlying Awards in any calendar year. The Committee may award non-qualified stock options at less than 85% (but not less than 50%) of fair market value on the date of grant and may award Restricted Stock with a restricted period of less than three years, provided that the number of such Options and shares of Restricted Stock at the time shall not exceed five percent of the shares of Common Stock reserved for issuance under the 1990 Plan at such time.

  The number of shares of Common Stock issuable pursuant to the 1990 Plan may not be changed except by approval of the stockholders. However, in the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction, affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be made available under the 1990 Plan, the Committee may adjust equitably the number and kind of shares of stock or securities in respect of which Awards may be made under the 1990 Plan, the number and kind of shares subject to outstanding Awards, and the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award. Except pursuant to the preceding sentence and except for Options covering shares of Common Stock aggregating no more than five percent of the shares of Common Stock reserved for issuance under the 1990 Plan at the time, the Committee may not reprice outstanding Options under the 1990 Plan without approval by the stockholders. Common Stock subject to Awards which expire or are terminated prior to exercise or Common Stock which has been forfeited under the 1990 Plan will be available for future Awards under the Plan. Any proceeds received by the Company from transactions under the 1990 Plan will be used for the general purposes of the Company.

  In order to preserve a participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at any time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

  The 1990 Plan may be amended from time to time by the Board of Directors or terminated in its entirety, provided that no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement. The Company is seeking approval of the amendments to the 1990 Plan discussed above in order to satisfy the requirements of Section 422 of the Code and the regulations promulgated under
Section 162(m) of the Code.

  Future Awards under the 1990 Plan are subject to the discretion of the Committee. Therefore, it is impossible to indicate the specific Awards that will be granted to or benefits that will be received by any individual participant or group of participants under the 1990 Plan. The following table, however, provides the amounts of Awards made during the fiscal year ended December 31, 1996 through the grant of Options to the executive officers named in the "Summary Compensation Table" contained in this Proxy Statement, all current executive officers as a group, all current directors who are not executive officers as a group and all employees, including all current officers who are not executive officers, as a group. Because the closing price of the Common Stock on NASDAQ on December 31, 1996 was $8.75, all of the Options listed in the table were, at that time, out-of-the-money.

                                                     1990 EQUITY INCENTIVE PLAN
      NAME                                                NUMBER OF UNITS
      ----                                           --------------------------
      David J. Gury................................           109,500
      John C. Carlisle.............................            56,335
      Alfred J. Fernandez..........................            27,771
      Robert B. Naso...............................            27,667
      Stephen W. Weston............................            25,985
      Current Executive Officer Group (8 Persons)..           328,995
      Non-Executive Officer Director Group (7 Per-
       sons).......................................               --
      Non-Executive Officer
       Employee Group (319 Persons)................           631,541

  THE BOARD URGES THE STOCKHOLDERS TO VOTE "FOR" THE PROPOSED AMENDMENTS TO THE 1990 PLAN, INCREASING BY 2,500,000 SHARES THE TOTAL NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE AWARDED UNDER THE 1990 PLAN AND LIMITING THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE TO ANY PARTICIPANT IN ANY CALENDAR YEAR TO 250,000 SHARES.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table contains a summary of the annual, long-term and other compensation of certain of the Company's executive officers (the "named executive officers") at December 31, 1996, including its Chief Executive Officer, for each of the Company's fiscal years ended December 31, 1996, 1995 and 1994.

                                                                             LONG TERM
                                        ANNUAL COMPENSATION             COMPENSATION AWARDS
                              ---------------------------------------- ---------------------
NAME AND PRINCIPAL                                    OTHER ANNUAL     SECURITIES UNDERLYING    ALL OTHER
POSITION                 YEAR SALARY ($) BONUS ($) COMPENSATION ($)(1)      OPTIONS (#)      COMPENSATION ($)
------------------       ---- ---------- --------- ------------------- --------------------- ----------------
David J. Gury........... 1996  398,750    286,387        33,821               109,500             58,086(2)
 Chairman of the Board,  1995  348,750    410,260        25,832               104,444             56,274
 President and Chief     1994  288,750    407,826        27,460                78,555             33,253
 Executive Officer
John C. Carlisle(3).....
 Executive Vice Presi-   1996  236,250    148,930         3,004                56,335             20,864(2)
 dent,                   1995  216,250    194,625        12,146                55,206             20,266
 Chief Operating Officer 1994  175,270    184,630        45,144                46,830              2,682
Alfred J. Fernandez.....
 Senior Vice President   1996  199,985     94,005        40,941                27,771             15,522(2)
 and                     1995  166,327    126,711         4,669                28,271             16,368
 Chief Financial Officer 1994  153,115    147,283           --                 24,125              4,104
Robert B. Naso(4)....... 1996  190,205     87,944           --                 27,667             12,864(2)
 Senior Vice President,  1995   13,042      1,667           --                    --                 --
 Research and            1994      --         --            --                    --                 --
 Development
Stephen W. Weston....... 1996  177,058     76,253         2,458                25,985             15,522(2)
 Senior Vice President,  1995  156,058    111,660         5,308                25,444             15,203
 Donor Management        1994  138,317    110,054           --                 21,350              3,059

--------
(1) Includes $38,544 paid for moving expenses for Mr. Carlisle in 1994 and $37,937 paid for moving expenses for Mr. Fernandez in 1996.
(2) Includes premiums for life insurance in the amounts of $33,086, $864, $522, $864 and $522 paid by the Company on behalf of, respectively, Messrs. Gury, Carlisle, Fernandez, Naso and Weston during 1996. Also includes contributions under the Company's 401(k) plan in the amount of $3,000 on behalf of each of Messrs. Gury, Carlisle, Fernandez and Weston during 1996. Also includes premiums for split dollar life insurance contributions under the Company's Supplemental Executive Retirement Program in the amounts of $22,000, $17,000, $12,000, $12,000 and $12,000 on behalf of, respectively, Messrs. Gury, Carlisle, Fernandez, Naso and Weston during 1996, which premium payments (less $1,054, $739, $685, $47 and $512, respectively) are recoverable by the Company in the event of the employee's termination of employment or death.
(3) Mr. Carlisle became an executive officer in March 1994.
(4) Mr. Naso became an executive officer in November 1995.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

  The following table contains information with respect to stock options granted to the named executive officers during 1996. The Company has not granted SARs.



                                      INDIVIDUAL GRANTS
                         --------------------------------------------
                         NUMBER OF                                     POTENTIAL REALIZABLE VALUE AT
                         SECURITIES  PERCENT OF                           ASSUMED ANNUAL RATES OF
                         UNDERLYING TOTAL OPTIONS                        STOCK PRICE APPRECIATION
                          OPTIONS    GRANTED TO   EXERCISE                   FOR OPTION TERMS
                          GRANTED   EMPLOYEES IN   PRICE   EXPIRATION  -----------------------------
                           (#)(1)    FISCAL YEAR   ($/SH)     DATE        5%($)         10%($)
                         ---------- ------------- -------- ---------- -----------------------------
David J. Gury...........  109,500       11.4%      $13.75  3/12/2006        946,879       2,399,578
John C. Carlisle........   56,335        5.9%      $13.75  3/12/2006        487,146       1,234,523
Alfred J. Fernandez.....   27,771        2.9%      $13.75  3/12/2006        240,144         608,573
Robert B. Naso..........   27,667        2.9%      $13.75  3/12/2006        239,245         606,293
Stephen W. Weston.......   25,985        2.7%      $13.75  3/12/2006        224,700         569,434

--------
(1) Each option becomes exercisable with respect to 25% of the shares subject to the option on each of March 12, 1997, 1998, 1999 and 2000. The Committee may at any time accelerate the exercisability of any option. In addition, in the event of a change in control of the Company (as determined by the Committee), the Committee may take such actions with respect to the options as it considers equitable and in the best interests of the Company. Under the terms of his employment agreement, if Mr. Gury is terminated without cause (as defined), one-half of his unvested options will immediately become exercisable. Under the terms of their employment agreements, if any of Messrs. Carlisle, Fernandez, Naso or Weston is terminated without cause (as defined), all of his then-unvested stock options will become exercisable.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

  The following table shows certain information concerning the aggregate number and dollar value of all options exercised during the fiscal year ended December 31, 1996 and the total numbers of unexercised options held by the named executive officers as of December 31, 1996.

                                                      NUMBER OF SECURITIES   VALUE OF UNEXERCISED IN-
                                                     UNDERLYING UNEXERCISED    THE-MONEY OPTIONS AT
                                                     OPTIONS AT DECEMBER 31,       DECEMBER 31,
                                                             1996(#)                 1996($)
                                                     ----------------------- ------------------------
                            SHARES
                         ACQUIRED ON      VALUE           EXERCISABLE/             EXERCISABLE/
                         EXERCISE (#) REALIZED($)(1)      UNEXERCISABLE          UNEXERCISABLE(2)
                         ------------ -------------- ----------------------- ------------------------
David J. Gury...........   150,000      1,504,200        274,508/244,018        1,511,458/338,578
John C. Carlisle........       --             --          37,216/121,155           73,466/126,742
Alfred J. Fernandez.....     2,000         15,940         134,629/68,538          807,617/153,426
Robert B. Naso..........     7,000         21,658          71,012/32,605           100,067/14,976
Stephen W. Weston.......    16,000        170,032          49,786/61,993           226,990/98,415

--------
(1) Value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock at the time of exercise multiplied by the number of shares to which the exercise relates.
(2) Calculated using the difference between the option exercise prices and $8.75, the closing price of the Company's Common Stock on NASDAQ on December 31, 1996.

EMPLOYMENT AGREEMENTS

  The Company has employment agreements with each of the named executive officers. The employment agreements with Messrs. Fernandez and Weston were effective on August 1, 1995 and have terms expiring on July 31, 1998. The employment agreement with Mr. Naso, effective December 1, 1995, also expires on July 31,

1998. The employment agreement with Mr. Carlisle, effective January 1, 1997, expires on December 31, 1999. The base salaries paid under the employment agreements with Messrs. Carlisle, Fernandez, Naso and Weston were $240,000, $200,000, $190,000 and $170,000, respectively, for the one-year period ended March 31, 1997. Under the employment agreements with Messrs. Carlisle, Fernandez, Naso and Weston (collectively, the "Employment Agreements"), each of the employees is entitled to receive additional compensation and annual bonuses as determined by the Compensation Committee, term life insurance and a monthly automobile allowance, and is eligible to participate in the Company's benefit plans and programs. Each of the Employment Agreements provides that it may be terminated by either the employee or the Company prior to the expiration of its term; however, if the employee is terminated without cause (as defined) he is entitled to receive a severance payment in the amount of 100% of his then-current annual salary and the continuation of all then-existing benefits for 12 months following termination. In addition, all of the employee's then-unvested stock options will vest and become exercisable. Each of the Employment Agreements provides that the employee will not compete with the Company for a period of one year after his employment terminates.

  Mr. Gury's employment agreement was effective January 1, 1993 and, beginning December 31, 1997, automatically continues thereafter for successive one-year terms unless at least 180 days' prior notice of termination is given by either Mr. Gury or the Company. Mr. Gury's base salary under the agreement was $410,000 for the one-year period ended March 31, 1997, and is subject to annual increases at the discretion of the Compensation Committee. Mr. Gury is entitled to participate in bonus plans maintained by the Company for senior executives and may receive additional bonuses at the discretion of the Compensation Committee. The employment agreement also provides that Mr. Gury shall receive other specified benefits. The Company may terminate Mr. Gury's employment at any time prior to the expiration of the original term of the employment agreement. If this termination is without cause (as defined in the agreement), for three years, Mr. Gury will be entitled to receive each year an amount equal to his salary at the time of termination plus his average bonus for the last three fiscal years. In addition, all restricted stock awarded to Mr. Gury will no longer be subject to forfeiture or contractual restrictions on transfer and one-half of his then-unvested stock options will vest and become exercisable. During such period, Mr. Gury shall continue to receive all benefits that he is otherwise entitled to receive under the Employment Agreement and professional out-placement services at the Company's expense. The Employment Agreement also provides for severance benefits in the event either the Company or Mr. Gury terminates Mr. Gury's employment following the initial five-year term. Mr. Gury's Employment Agreement provides that he will not compete with the Company during any period in which he is receiving severance payments.

COMPENSATION COMMITTEE REPORT

  Management Compensation Program. The Company's Management Compensation Program (the "Program") was developed by the Compensation Committee in February 1993 with the assistance of an outside compensation consultant and the Company's Vice President of Human Resources and incorporates the results of a study undertaken by the American Compensation Association of current executive compensation practices. The Program, which is based upon the compensation practices of comparable companies included in the study, is founded on the following principles. First, a strong link should be developed between planned organizational goals and individual compensation. Second, the Company should assure total compensation opportunities that are above comparable companies when the Company's performance is superior to theirs and below such comparators if the Company's performance is inferior to theirs. Third, the Company's compensation program should allow it to attract and retain individuals whose performance will enhance the profitability of the Company and, thus, stockholder value.

  The Company uses a comparator group of companies in the pharmaceutical/healthcare industry (the "Comparator Group") to serve as the basis for determining the appropriate cash and equity incentive elements of the Program. The companies in the Comparator Group are selected from the pharmaceutical/healthcare industry based upon their similarity to the Company in size, as determined by total revenue, and performance, as determined by return on equity. The size and composition of the Comparator Group may change somewhat from year to year. In August 1996 the Compensation Committee decided to expand the Comparator Group from 12 to 23 companies in order to reflect better the Company's growth and to obtain appropriate comparative data. The Comparator Group differed from the group of companies included in the NASDAQ Pharmaceutical Stock Index used in the Comparative Stock Performance graph following this report. The NASDAQ Pharmaceutical Stock Index, which consists of approximately 318 companies, is too unwieldy to use for compensation purposes because of the large number of companies and their disparate compensation practices. The Comparator Group is not used in the performance graph principally because of the need to maintain consistency in the indices or peer groups used in the graph.

  Base salary, annual bonus and long-term incentive compensation, the three components of executive officers' compensation provided under the Program for 1996, are discussed below. While 1996 base salary and long-term incentive compensation were established by the Compensation Committee in early 1996 based upon prior years' performance and the additional factors discussed below, the annual bonus earned for 1996 was based upon 1996 performance.

  Base Compensation. The Program is targeted to establish conservative base salaries set at 90% of the median salary levels of the Comparator Group. The increase in overall executive base salaries in 1996 reflects a plan to phase in increases of base salaries until the targeted levels are reached.

  The Compensation Committee makes salary decisions based upon a structured annual review with input from the Chief Executive Officer for the other executive officers as deemed appropriate. Three equally-weighted criteria: budget performance, project/goal performance and management attributes/skills performance, are the measurement factors used to make base salary decisions.

  Annual Bonus. Annual cash bonuses are provided to reward the attainment of planned operating goals based on revenue and profitability (pretax income as a percentage of revenue) and specified individual goals, with increased bonus amounts when performance is above the planned operating goals. When planned operating goals are attained or exceeded, the executives are eligible to receive cash bonuses ranging up to 125% of their base salaries. A portion of these bonuses (20% with respect to the Chief Executive Officer and Chief Operating Officer and 30% with respect to the other executive officers) are discretionary and are based upon the achievement of individual goals, such as production increases, cost control, acquisitions, product development and market expansion, to name a few. The Compensation Committee considers input from the Chief Executive Officer when assessing the achievement by other executive officers of individual goals.

  The average bonus earned by the named executive officers in 1996 was 58% of their average base salary and reflects the attainment of 87% of the planned operating goals during 1996.

  Long-Term Incentive Compensation. Substantial long-term equity incentives, primarily in the form of stock options, are attainable based upon the Company's three-year rolling average return on equity ("ROE") in comparison to the Comparator Group. The primary purpose for this component of compensation is the enhancement of stockholder value.

  The stock option award granted to the Company's executive officers during 1996 was based upon the attainment of ROE of 181% of the Comparator Group (23.9% versus 13.2%). Although the Program limits an award of a stock option to 125% of the maximum potential award, the Compensation Committee authorized an option grant at the 150% level during 1996 in view of the significant ROE attainment during the period.

  Other Compensation. The Compensation Committee is authorized to make discretionary compensation awards from time to time, including restricted stock awards.

  Chief Executive Officer Compensation. Mr. Gury's 1996 base salary was approximately 87% of the median level of the base salaries in the Comparator Group, after an increase from his 1995 base salary. In 1995, Mr. Gury's base salary was approximately 85% of the median level. Mr. Gury's 1996 annual bonus compensation was approximately 72% of his base salary compensation.

  In 1996, an option to purchase 109,500 shares of Common Stock was awarded to Mr. Gury under the long-term incentive portion of the Program. The Company's three-year rolling average ROE for the period ended December 31, 1995 was 181% of the ROE of the Comparator Group. Accordingly, Mr. Gury was awarded 150% of the maximum potential award under the Program. The 1996 stock option award to Mr. Gury was based solely upon the Program and did not consider the amount of his outstanding awards or the amount of awards granted in any previous year.

                                       Respectfully submitted by,

                                       THE COMPENSATION COMMITTEE
                                        David A. Thompson
                                        George W. Ebright
                                        Richard A. Harvey, Jr.

COMPARATIVE STOCK PERFORMANCE

  The following graph and chart compare during the five-year period commencing December 31, 1991 and ending December 31, 1996 the annual change in the cumulative total return on the Company's Common Stock with the NASDAQ Stock Market (U.S.) and the NASDAQ Pharmaceutical Stock indices, assuming the investment of $100 on December 31, 1991 (at the market close) and the reinvestment of any dividends.

                             [GRAPH APPEARS HERE]

                      COMPARATIVE FIVE-YEAR TOTAL RETURN

                                        1991       1992       1993        1994       1995      1996
-----------------------------------------------------------------------------------------------------
Nabi                                    $100     $ 84.91    $100.00     $226.42    $324.53    $264.15
Nasdaq Pharmaceutical Stocks Index      $100     $ 83.22    $ 74.17     $ 55.83    $102.13    $102.44
Nasdaq Stock Market (U.S.) Index        $100     $116.38    $133.59     $130.59    $184.67    $227.14


                             CERTAIN STOCKHOLDERS

  The following table sets forth information as of April 10, 1997 with respect to (i) each director of Nabi, (ii) the named executive officers, (iii) all officers and directors of Nabi as a group and (iv) each person who is known by Nabi to be the beneficial owner of more than five percent of Nabi Common Stock as of such date. This information has been furnished by the persons listed in the table.

                                                     SHARES        PERCENT OF
                                                  BENEFICIALLY    OUTSTANDING
NAME OF BENEFICIAL OWNER                            OWNED(1)      SHARES OWNED
------------------------                          ------------    ------------
Directors
David J. Gury....................................    767,924(2)       2.2%
John C. Carlisle.................................    151,910(3)         *
Paul Bogikes.....................................     17,000(4)         *
David L. Castaldi................................     12,001(5)         *
Richard A. Harvey, Jr............................      7,000(6)         *
David A. Thompson................................     12,000(4)         *
George W. Ebright................................     30,700(7)         *
Joseph C. Cook, Jr...............................     25,663(8)         *
Brian H. Dovey...................................    931,967(9)       2.7%
Named Executive Officers
David J. Gury....................................    767,924(2)       2.2%
John C. Carlisle.................................    151,910(3)         *
Alfred J. Fernandez..............................    185,114(10)        *
Robert B. Naso...................................     79,409(6)         *
Stephen W. Weston................................     74,230(6)         *
All Officers and Directors as a Group (15 Per-
 sons)...........................................  2,366,963(11)      6.7%
Greater Than Five Percent Stockholder
Abbott Laboratories..............................  2,000,000(12)      5.8%
 One Abbott Park Road
 Abbott Park, IL 60064-3500

--------
*Less than 1%.
 (1) Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.
 (2) Includes (a) an aggregate of 96,000 shares of Common Stock owned by Mr. Gury's immediate family and 9,000 shares held by Mr. Gury as trustee under a trust for the benefit of his mother, as to all of which Mr. Gury disclaims beneficial ownership, and (b) an aggregate of 319,540 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
 (3) Includes 76,808 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
 (4) Includes 7,000 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
 (5) Includes 7,000 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997. Also includes 1,000 shares of Common Stock owned by Harbus, Inc., a company of which Mr. Castaldi is President and a director. Mr. Castaldi has voting power over 97 of such shares, and disclaims beneficial ownership with respect to the remaining shares.
 (6) Shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.

 (7) Includes 26,750 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
 (8) Includes 19,343 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
 (9) Includes 7,000 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997. Also includes 919,328 shares of Common Stock owned by Domain Partners II, L.P. Mr. Dovey is a general partner of One Palmer Square Associates II, L.P., the general partner of Domain Partners II, L.P. Mr. Dovey has indirect beneficial ownership of these shares.
(10) Includes 124,170 shares of Common Stock which may be acquired under stock options which are presently exercisable or may be exercised within 60 days of April 10, 1997.
(11) See notes 2 through 10 above. Also includes 67,864 shares of Common Stock which are presently exercisable or may be exercised within 60 days of April 10, 1997 by executive officers not named in the table above.
(12) See "Certain Transactions" with respect to voting and other agreements concerning these shares.

                             CERTAIN TRANSACTIONS

ABBOTT LABORATORIES

  In 1992 the Company acquired certain assets from Abbott Laboratories ("Abbott") relating to H-BIG(R), a proprietary FDA-licensed product currently used to provide passive immunity from exposure to hepatitis B. In consideration for the acquisition of the assets, the Company issued to Abbott 2,000,000 shares of the Company's Common Stock (which Abbott continued to hold as of April 10, 1997) and agreed to pay Abbott royalties based upon sales of H-BIG(R). The Company accrued approximately $2,617,000 in 1996 with respect to this royalty.

  In connection with the H-BIG(R) acquisition, Abbott and the Company entered into a Shareholder Agreement which governs the rights of Abbott and the companies Abbott controls (collectively, the "Abbott Group") with respect to all shares of the Company's Common Stock from time to time held by the Abbott Group. The Shareholder Agreement requires the Abbott Group to vote its shares of the Company's Common Stock both for the Company's nominees to the Company's Board of Directors and, unless the Company otherwise consents in writing or the stockholders are voting on a "significant event," on all other matters to be voted on by the Company's stockholders in the same proportion as the votes cast by the Company's other stockholders. The Shareholder Agreement also imposes certain restrictions on the right of the Abbott Group to acquire or transfer any shares of the Company's Common Stock, provides the Company with certain repurchase rights and obligations with respect to the shares of the Company's Common Stock held by the Abbott Group and requires the Company to register the resale of such shares under the Act upon notice from the Abbott Group after the third anniversary of the date of the Shareholder Agreement.

  The Shareholder Agreement terminates on the earlier of September 30, 2002 or two years from the date the voting power of the Abbott Group falls below five percent. Abbott also has demand and incidental registration rights under the Act with respect to its shares of the Company's Common Stock, primarily at the Company's expense. These rights terminate on September 30, 1998.

  In November 1992, the Company acquired Abbott's rights and assets associated with HIV-IG(TM). In consideration for the sale of these rights and assets, Abbott will receive a royalty based on sales of HIV-IG(TM). To date, no royalties have been paid or are owing to Abbott with respect to HIV-IG(TM).

  In 1992 the Company and Abbott entered into a Plasma Data Management System License and Lease Agreement under which Abbott agreed to develop for and lease to the Company a proprietary computer system for managing data from the Company's testing of blood and blood components. The Agreement expires in September 2001, and requires monthly lease payments aggregating approximately $960,000 per year (depending upon the number of the Company's facilities using the system). The Company incurred approximately $919,000 in lease payments under this agreement during 1996.

  During 1996, the Company also sold approximately $3,027,000 of plasma, diagnostic and other products and testing services to Abbott and purchased approximately $10,390,000 of reagents, testing supplies and other products from Abbott.

OTHER MATTERS

  Mr. Fernandez received non-interest-bearing home equity advances in June 1996 aggregating $145,000, in connection with his relocation to Boca Raton, Florida. In August 1996, Mr. Fernandez repaid $133,000 of such advances, and the remaining $12,000 was repaid in March 1997.

                           PROPOSALS OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the next annual meeting of stockholders must be received by the Company at its principal executive offices by December 23, 1997 for inclusion in the proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws and the Company's By-laws.

                                 OTHER MATTERS

  The Board of Directors knows of no business which will be presented for consideration at the Annual Meeting other than as shown above. However, if any such other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.

  The cost of preparing, assembling and mailing this proxy material will be borne by the Company. The Company may solicit Proxies otherwise than by use of the mail, in that certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain Proxies. Such assistance may take the form of personal, telephonic or written solicitation or any combination thereof. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.

  The Company has retained D.F. King & Co. ("D.F. King") to assist it in the solicitation of proxies by telephonic and written means on behalf of the Board of Directors and the mailing and distribution of proxy material. The anticipated cost of D.F. King's services, exclusive of reimbursement for expenses, is approximately $6,500.

                                          By Order of the Board of Directors

                                          Constantine Alexander
                                           Secretary

April 22, 1997

                                                                      APPENDIX A
                                                                      ----------
                                      NABI

                                  1990 EQUITY
                                 INCENTIVE PLAN


Section 1.  Purpose

     The purpose of the 1990 Equity Incentive Plan (the "Plan") of NABI (the "Company") is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants and to enable these employees and consultants to participate in the long-term growth of the Company by providing for or increasing the proprietary interests of such persons in the Company, thereby assisting the Company to achieve its long-range performance goals.

Section 2.  Definitions

     As used in the Plan:

           "Act" means the Securities Exchange Act of 1934, as amended.

           "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

           "Board" means the Board of Directors of the Company.

           "Committee" means the Stock Option Committee of the Board or any successor thereto.

           "Code" means the Internal Revenue Code of 1986, as amended from time to time.

           "Common Stock" or "Stock" means the Common Stock, $0.10 par value, of the Company.

           "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

           "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is intended to meet the requirements of Section 422A of the Code or any successor provision.

           "Nonconforming Awards" shall mean any Award permitted under the provisos set forth in Sections 6(b) and 9(b).

           "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under the Plan which is not intended to be an Incentive Stock Option.

           "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

           "Participant" means a person selected by the Committee to receive an Award under the Plan.

           "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

           "Performance Shares" means shares of Common Stock awarded to a Participant under Section 8.

           "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

           "Restricted Stock" means shares of Common Stock awarded to a Participant under Section 9 which are subject to forfeiture.

           "Stock Appreciation Right" or "SAR" means a right awarded to a Participant under Section 7.

           "Stock Unit" means a share of Common Stock or a unit is valued in whole or in part by reference to, or otherwise based on, the value of a share of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration

     The Plan shall be administered by the Committee. The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operating of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Award, and to decide all disputes arising in connection with the Plan. The Committee's decisions and interpretations shall be final and binding.

Section 4.  Eligibility

     All employees and consultants of the Company or any of its subsidiaries, including any director who is an employee or consultant of the Company, shall be eligible to be Participants in the Plan.

Section 5.  Stock Available for Awards

     (a) Awards may be made under the Plan for up to 6,745,000 shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated before exercise or is forfeited for any reason or settled in a manner that results in fewer shares of Common Stock outstanding than were initially awarded, including without limitation the surrender of shares of Common Stock in payment for the Award or any tax obligation thereon, the shares of Common Stock subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines in its sole discretion that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, the Committee shall have the right to be adjusted equitably any or all of (i) the number and kind of shares of stock or securities in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

     (c) The Company may make Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who concurrently become employees of the Company or a subsidiary of the Company as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company or the acquisition by the Company or a subsidiary of the Company of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in section (a) above only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act and (ii) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule) under the Act, by the stockholders of the entity which issued such predecessor awards.

      (d) In no event shall any Participant receive any calendar year Awards under the Plan and any other grants for more than Two Hundred Fifty Thousand (250,000) shares of Common Stock.

Section 6.  Options

     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor, the term of the Option, and the other conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422A of the Code, or any successor provision, and any regulations thereunder. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option granted under the Plan, under Section 422A of the Code.

     (b) The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than 85% of the Fair Market Value of the Common Stock on the date of award with respect to Nonstatutory Stock Options; provided, however, that with respect to Nonstatutory Stock Options, the option price per share of Common Stock purchasable under such Options may be less than 85% (but never less than 50%) of the Fair Market Value of the Common Stock on the date of award of the Nonstatutory Stock Option so long as any such Non-Conforming Awards, together with all other Non-Conforming Awards outstanding at the time, do not cover shares of Common Stock aggregating more than five percent of the shares of Common Stock reserved for issuance under the Plan at the time. If the Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 425(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is granted to such Participant, the option price shall be not less than 110% of Fair Market Value of the Common Stock on the date of award.

     (c) No Incentive Stock Option shall be exercisable more than ten years after the date the option is awarded and no Non-Qualified Stock Option shall be exercisable more than ten years and one day after the date the option is awarded. If a Participant owns or is deemed to own (by reason of the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary or parent corporation of the Company and an Incentive Stock Option is awarded to such Participant, the term of such option shall be no more than five years from the date of award.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or by certified or bank check or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

     (e) Except to the extent the Committee shall otherwise determine, whether at the time the Option is granted or thereafter, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the Participant's lifetime, only by the Participant.

     (f) The Committee may at any time accelerate the exercisability of all or any portion of any Option.

     (g) Once awarded, the option price per share of Common Stock purchasable under an Option shall not be reduced without the approval of the stockholders of the Company except that such option price may be reduced (i) pursuant to Section 5(b) of the Plan and (ii) for Options covering shares of Common Stock aggregating at the time no more than five percent of the shares of Common Stock reserved for issuance under the Plan at the time.

Section 7.  Stock Appreciation Rights

     (a) A Stock Appreciation Right is an Award entitling the Participant to receive an amount in cash or shares of Common Stock or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

     (b) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option, and determine the terms and conditions applicable thereto, including the form of payment. SARs granted in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised.

     (c) An SAR related to an Option which can be exercised only during limited periods following a change in control of the Company may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

     (d) Notwithstanding that an Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Option exceeds the exercise price of such Option at the time of its exercise, the Committee may, in its discretion, cancel such Option, in which event the Company shall pay to the person exercising such Option an amount equal to the difference between the Fair Market Value of the Common Stock to have been purchased pursuant to such exercise of such Option (determined on the date the Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Common Stock having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

Section 8.  Performance Shares

     (a) A Performance Share is an Award entitling the Participant to acquire shares of Common Stock upon the attainment of specified performance goals. Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the performance goals applicable to each such Award, the number of such shares for each Performance Cycle, the duration of each Performance Cycle and all other limitations and conditions applicable to the awarded Performance Shares. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of each Performance Share shall be equal to the Fair Market Value of one share of Common Stock on the date the Performance Share is earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Share has been earned.

     (b) During any Performance Cycle, the Committee may adjust the performance goals for such Performance Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

     (a) A Restricted Stock Award is an Award entitling the Participant to acquire shares of Common Stock for a purchase price (which may be zero) equal to or less than their par value, subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares if the purchase price was zero) upon the Participant's termination of employment.

     (b) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the purchase price (if any) therefor, the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to or repurchased by the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law. Restricted Stock Awards shall not permit the right of the Company to repurchase shares of Restricted Stock or the requirement that such shares be forfeited to the Company to lapse in less than three years; provided, however, that such lapsing shall be permitted so long as any such Non-Conforming Awards, together with all other Non-Conforming Awards outstanding at the time, do not cover shares of Common Stock aggregating more than five percent of the shares of Common Stock reserved for issuance under the Plan at the time.

     (c) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant.

     (d) A Participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award.

Section 10.  Stock Units

     (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

     (b) Shares of Common Stock awarded in connection with a Stock Unit shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  General Provisions Applicable to Awards

     (a) Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Act, and any successor provision, (i) any Common Stock or other equity security offered under the Plan to a Person subject to Section 16 of the Act may not be sold for at least six months after acquisition and (ii) any Option, SAR or other similar right related to an equity security, issued under the Plan to such a person shall not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, shall not be exercisable for at least six months, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

     (b) Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax regulatory laws and accounting principles.

     (c) Each Award may be made alone, in addition to or in relation to any other award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (d) The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

     (e) In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (f) The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or designated beneficiary may receive payment of an Award or exercise rights thereunder.

     (g) In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions with respect to any such change of control; (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the Purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

     (h) The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (i) For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

           (i) a transfer to the employment of the Company from a subsidiary or from the Company to a subsidiary, or from one subsidiary to another; or

           (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Participant's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, employees of a subsidiary of the Company shall be deemed to have terminated their employment on the date on which such subsidiary ceases to be a subsidiary of the Company.

     (j) The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 12.  Miscellaneous

     (a) No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) Subject to the provisions of the applicable Award, no Participant shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom shares of Common Stock is awarded shall be considered the holder of the Shares at the time of the Award except as otherwise provided in the applicable Award.

     (c) Subject to the approval of the shareholders of the Company, the Plan shall be effective on May 8, 1990. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

     (d) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under Section 16(b) of the Securities Exchange Act of 1934, or any successor provisions.

     (e) Awards may not be made under the Plan after May 7, 2000, but then outstanding Awards may extend beyond such date.

                                REVOCABLE PROXY
                                     NABI


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

                        ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 23, 1997

    The undersigned, having received the Notice of Annual Meeting of Stockholders and the Board of Directors' Proxy Statement (the "Proxy Statement"), hereby appoint(s) Alfred J. Fernandez and Lorraine M. Breece, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Stockholders of NABI to be held May 23, 1997, and all adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of NABI that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the meeting.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, WHICH RECOMMENDS APPROVAL OF THE PROPOSALS CONTAINED HEREIN.

1. For the election of all nominees listed below (except as otherwise indicated).

             FOR                  WITHHOLD               FOR ALL EXCEPT
             [_]                    [_]                      [_]


               ____ PAUL BOGIKES       ____ JOHN C. CARLISLE
               ____ DAVID L. CASTALDI  ____ JOSEPH C. COOK, JR.
               ____ BRIAN H. DOVEY     ____ GEORGE W. EBRIGHT
               ____ DAVID J. GURY      ____ RICHARD A. HARVEY, JR.
               ____ DAVID A. THOMPSON

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. Approval of an amendment to the Company's 1990 Equity Incentive Plan to increase the total number of shares of Common Stock which may be awarded under such plan by 2,500,000 shares, as more fully described in the Proxy Statement.
                      FOR        AGAINST        ABSTAIN
                      [_]          [_]            [_]

3. Approval of an amendment to the Company's 1990 Equity Incentive Plan to limit the number of shares of Common Stock available for issuance to any participant in any calendar year to 250,000 shares, as more fully described in the Proxy Statement.


                      FOR        AGAINST        ABSTAIN
                      [_]          [_]            [_]

   The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting and (ii) with respect to the election of directors in the event that any of the nominees is unable or unwilling to serve.


Please be sure to sign and date this Proxy in the box below.
-------------------------------------------------------------------------------
                                                           Date
                                                          ---------------------


------Stockholder sign above-------------------Co-holder (if any) sign above----

   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED


                                     NABI
--------------------------------------------------------------------------------
  THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THE PROXIES INTEND TO VOTE FOR ALL NOMINEES FOR DIRECTOR AND THE TWO AMENDMENTS TO THE 1990 EQUITY INCENTIVE PLAN.

  In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------